UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2015

CombiMatrix Corporation

 (Exact name of registrant as specified in its charter)

Delaware	001-33523	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

310 Goddard, Suite 150
Irvine, CA  92618

(Address of principal executive offices, including zip code)

(949) 753-0624

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2015, pursuant to the authority granted under the CombiMatrix Corporation 2006 Stock Incentive Plan, the Compensation Committee of CombiMatrix Corporation (the “Company”) adopted a 2015 Executive Performance Bonus Plan (the “2015 Bonus Plan”), effective as of January 1, 2015, to provide certain members of the Company’s senior management the opportunity to earn incentive bonuses based on the Company’s attainment of specific financial performance objectives for 2015. The Compensation Committee determined that the Company’s Chief Executive Officer, Mark McDonough, and the Company’s Chief Financial Officer, Scott Burell, are eligible to receive such awards under the 2015 Bonus Plan.

A participant’s bonus under the 2015 Bonus Plan will consist of a cash incentive and will be based on achievement of between 89% and 150% of the Company’s 2015 net revenue target as determined by the Company’s Compensation Committee.  If the Company achieves 89% of the target net revenue, the CEO’s and CFO’s cash bonus will equal $35,000, respectively.  If the Company achieves 90% of the target net revenue, the CEO’s cash bonus will equal $77,500 and the CFO’s cash bonus will equal $55,000; if the Company achieves 100% of the target net revenue, the CEO’s cash bonus will equal $155,000 and the CFO’s cash bonus will equal $110,000; if the Company achieves 110% of the target net revenue, the CEO’s cash bonus will equal $180,000 and the CFO’s cash bonus will equal $127,500; if the Company achieves 130% of the target net revenue, the CEO’s cash bonus will equal $240,000 and the CFO’s cash bonus will equal $170,500; and if the Company achieves 150% of the target net revenue, the CEO’s cash bonus will equal $270,000 and the CFO’s cash bonus will equal $191,500 (and bonus payments will be computed on a pro rata basis between 101% and 150% of the target achieved).

Cash bonus payments, if earned, will be paid once the Company’s auditors have completed their annual audit and the actual 2015 net revenues are known, and will be paid out within seventy-five days following December 31, 2015.  In order to receive a bonus payment, the participant must be employed by the Company or its subsidiary at the time bonuses are computed and distributed.

The foregoing information is qualified in its entirety by reference to the actual terms of the 2015 Bonus Plan attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

10.1                        2015 Executive Performance Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION

Dated: March 5, 2015	By:	/s/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer